Exhibit 10.3

SERVICE CONTRACT

FOR DAIRY PRODUCTS

( Ref. MPFI-GWIOL/06-2015/02 )

1. Parties

This Contract is made this 26th day of June 2015 between:

M-Power Food Industries Pte Ltd a company having its principal place of business at 76 Playfair Road, #03-06 LHK2 Building, 367996 Singapore (the "Service Provider")

Service Provider's bank:

Oversea-Chinese Banking Corporation Limited

65 Chulia Street, OCBC Centre, Singapore 049513.

Swift: OCBCSGSG

Account number (SGD): 581- 185832-001

And

Global Win Investments Overseas Ltd a company having its principal place of business at 678 Weizhou Road, Kuiwen District, Weifang City, Shandong Province, China (the "Client").

2. Background

WHEREAS, Service Provider has expertise in the production of formulated dairy products and is willing to provide technical support services and transfer of know-how to Client concerning the development of its own production of such dairy products.

WHEREAS, Client desires to obtain technical information, support and know-how from the Service Provider in order to develop production of the Dairy Products.

NOW THEREFORE, the parties, in consideration of the mutual covenants and agreements to be performed as set forth in this contract, the receipt and sufficiency of which consideration are hereby acknowledged, hereby agree as follows.

3. Scope of Supply of Services:

Transfer of know how producing formulated powdered milk inclusive of products testing, production training in Singapore and technical maintenance.

4. Assignment Prohibited

Client's technical information and know-how obtained from Service Provider under this Contract shall not be assigned, passed or sold to any third party by the client without the prior written approval of the Service provider, and an attempted assignment by the Client may, at the sole discretion of the Service Provider, be sufficient cause for termination of this Contract. In addition, Service Provider may at its sole discretion terminate this Contract upon a corporate merger or other consolidation by the Client.

Ref. MPFI-GWIOL/06-2015/01

5. Technical Information, Know-how

(a) Buyer hereby acknowledges that the technical information and know-how provided by the Seller are the property of the Seller. Buyer hereby agrees to treat such technical information and know-how as confidential.

(b) Buyer shall during the term of this Contract and after termination thereof, execute such documents as Seller may request from time to time to ensure that all technical information, know-how, right, title and interest in reside with Seller.

(g) The terms and conditions of this clause 5 shall survive any termination of this Contract.

6. Contract Value and Payment Terms

In consideration of all the services and rights supplied to Buyer hereunder as more fully specified in Item 3 Scope of Supply of Services above, Buyer shall pay to Seller a total amount of US$3,750,000.00 as per the following schedule:

-	1st Oct 15	:	10%
-	2nd Nov 15	:	10%
-	3rd Dec 15	:	20%
-	4th Jan 16	:	20%
-	5th Feb 16	:	20%
-	6th Mar 16	:	20%

7. Implementation Period

This Contract shall be implemented within a period of 3 months from April to June 2015. It may be extended upon agreement between the Seller and the Buyer.

8. Relationship of the Parties

The relationship of the Buyer to Seller is that of independent contractors, and neither Buyer nor its employees or agents are employees of the Seller. This Contract does not constitute a joint venture or grant of a franchise between Seller and Buyer.

9. Merger

This Contract constitutes the entire understanding of the parties, all prior understandings having been merged herein. This Contract may only be amended only by a writing signed by both parties to this Contract.

10. Notices

All notices regarding this Contract shall be in writing and shall be deemed delivered on the earlier date: (1) if sent by e-mail, delivery or mail when actually received and acknowledged; or (2) 5 days after mailing by certified or registered mail, return receipt requested.

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Ref. MPFI-GWIOL/06-2015/01

11. Choice of Law

This Contract shall be governed by British law. Furthermore, the parties hereby agree that any action or proceeding arising out of or relating to this Contract shall be finally settled under the Rules of Arbitration of the International Chamber of Commerce.

12. Indemnification of the Seller

Client shall defend and indemnify the Service Provider and hold the Service Provider harmless from any and all claims, damages, and reasonable attorney's fees and related expenses arising from the use of Service Provider's Technical Information and Know-How. The provisions of this clause shall survive the termination of this Contract for a period of two (2) years.

13. Execution

Each party has read this Contract in its entirety and understands its terms and consequences. Each of the undersigned hereby represents that he or she has the authority to enter into this Contract.

IN WITNESS WHEREOF the Service Provider and Client have executed this Contract as of the date first written above.

Service Provider:	M-POWER FOOD INDUSTRIES PTE. LTD.

Authorized Signatory:

Date: 26/6/15

Client:	GLOBAL WIN INVESTMENTS OVERSEAS LTD

Authorized Signatory:

Date:

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